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                                                                 Exhibit 2.k.(i)

                                                  S&C Draft of February 16, 1999


                            ADMINISTRATION AGREEMENT

                  This ADMINISTRATION AGREEMENT, dated as of February 17, 1999, by and between The Chase Manhattan Bank, a New York banking corporation (the "Administrator"), and Estee Lauder Automatic Common Exchange Security Trust II, a trust organized under the laws of the State of New York under and by virtue of an Amended and Restated Trust Agreement, dated as of February 17, 1999 (the "Trust Agreement") (such trust and the trustees thereof acting in their capacity as such being referred herein as the "Trust").

                               W I T N E S S E T H

                  WHEREAS, the Trust is a non-diversified, closed-end management investment company, as defined in the Investment Company Act of 1940 (the "Investment Company Act"), formed to purchase and hold certain U.S. treasury securities (the "Treasury Securities"), to enter into and hold a forward purchase contract (the "Contract") with The Estee Lauder 1994 Trust (the "Seller"), an existing stockholder of The Estee Lauder Companies Inc. (the "Company"), and to issue $____ Trust Automatic Common Exchange Securities (the "Securities") in accordance with the terms and conditions of the Trust Agreement;

                  WHEREAS, the Trust desires to engage the services of the Administrator to assume certain duties and responsibilities of the Trustees of the Trust under the Trust Agreement and the Investment Company Act and to undertake certain services on behalf of and subject to the supervision of the Trustees as provided herein; and

                  WHEREAS, the Administrator is qualified and willing to assume such duties and responsibilities and to undertake to render such services, subject to the supervision of the Trustees, on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings specified in the Trust Agreement.

                                   ARTICLE II

                           ENGAGEMENT OF ADMINISTRATOR

                  2.1 Engagement. The Trust hereby engages the Administrator, and the Administrator hereby accepts such engagement, to provide the services hereinafter enumerated.

                  2.2 Services of Administrator. Subject to the supervision of the Trustees, the Administrator shall effect the matters set forth further in Sections 2.3, 2.4 and 2.5 of the Trust Agreement, to the extent such responsibilities can lawfully be delegated to the Administrator; provided, however, that the Administrator shall not (i) render investment advisory services to the Trust as defined in the Investment Company Act or the Investment Advisers Act of 1940; (ii) have the power of the Trustees to sell the Contract or the Treasury Securities except as provided in Sections 2.5 of the Trust Agreement; or (iii) have the power to select the independent public accountants for the Trust. Additionally, the Administrator shall be responsible for rendering the following services:

                  (a) instruct the Paying Agent to pay out of the assets of the Trust, the fees and expenses of the Trust to the extent specified in
         Section 3.2 of the Trust Agreement;

                  (b) instruct the Paying Agent to effect the transactions set forth in Sections 2.3, 2.4 and 2.5 and Article III of the Trust Agreement;

                  (c) when the Trust is required to select and engage an independent investment banking firm under the

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         Contract, to select and engage such a firm, subject to the requirements of the Contract (including Section 8.1 thereof) and inform the Trustees promptly after making such selection and engagement;

                  (d) with the approval of the Trustees, engage legal and other professional advisors, subject to clause 2.2(iii) above;

                  (e) receive all demands, bills and invoices for expenses incurred by or on behalf of the Trust, and pay the same, or cause the Paying Agent to pay the same, out of moneys paid to the Administrator pursuant to the Fund Expense Agreement dated the date hereof between Goldman, Sachs & Co., and The Chase Manhattan Bank (the "Fund Expense Agreement") but in no event out of any assets of the Trust except as provided in paragraphs (a) and (b) hereof, and give notice to the Seller pursuant to the Fund Indemnity Agreement dated the date hereof between the Seller and the Trust (the "Fund Indemnity Agreement") of any claim for Indemnification Expenses (as defined in the Fund Indemnity Agreement) or any threatened claim for Indemnification Expenses;

                  (f) (i) prepare and mail, file or publish, or, as appropriate, direct the Paying Agent to prepare and mail, file or publish, any notices, proxies, reports and other communications required to be mailed or published pursuant to the Trust Agreement and the Investment Company Act, (ii) keep (or cause to be kept) all the books and records of the Trust (other than those to be kept by the Paying Agent), and
         (iii) prepare (or cause to be prepared) and, as necessary, file (or cause to be filed) any and all reports, returns and other documents as required under the Investment Company Act, the Securities Exchange Act of 1934, or the Code, or, as reasonably requested by the Trustees, under any other applicable laws, rules or regulations or otherwise; provided, however, that responsibility for the adequacy and accuracy of any such notices, proxies, reports, communications, books, records, returns and other documents shall be that of the Trustees; and provided further, however, that the Administrator shall have no liability for the adequacy

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         or accuracy of such notices, proxies, reports, communications, books, records, returns and other documents;

                  (g) at the request of the Trustees and upon being furnished with such reasonable security and indemnity against any related expense or liability as the Administrator may require, institute and prosecute, in accordance with the instructions of the Trustees, legal or other appropriate proceedings to enforce any and all rights and remedies of the Trust;

                  (h) receive and review on behalf of the Trust all notices, reports, certificates and other documents regarding the Contract and the Treasury Securities;

                  (i) make all necessary arrangements with respect to meetings of Trustees and meetings of Holders, including, without limitation, the preparation of notices, proxies and minutes, subject to the approval of Trustees; and

                  (j) in conjunction with the Trustees, determine and publish, in such manner as the Trustees shall direct in writing, the Trust's net asset value in accordance with the Trust's policy as set forth in the Prospectus.

                  2.3 Certain Rights of the Administrator. In connection with the performance of its duties under this Agreement, the Administrator shall not be liable to the Trust, the Trustees or any Holder (i) for any action taken or for refraining from taking any action hereunder except in the case of its willful misfeasance, bad faith, gross negligence or the reckless disregard of its duties hereunder, (ii) with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of the Trustees or of any Trustee or (iii) in connection with the performance of its duties under
Section 2.2(j) hereof, for good faith reliance upon information furnished by third parties selected by the Administrator with due care. The Administrator shall under no circumstances be liable for any indirect or consequential damages. The Administrator may consult with counsel and the


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written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Administrator may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys appointed with due care by it but shall be liable for the acts and omissions of such persons to the same extent as if the functions had been performed by the Administrator itself except to the extent that the Trustees shall have directed the Administrator to retain such persons in which event the Administrator shall not be liable for such persons' acts or omissions. The Administrator shall not be liable and shall be fully protected in acting upon any writing or document reasonably believed by it to be genuine and to have been given, signed or made by the proper person or persons and shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from a Trustee. In addition, the provisions of Section 9(a) of the Collateral Agreement shall apply, mutatis mutandis, to the Administrator in the performance of its duties hereunder as if it were the Collateral Agent acting under the Collateral Agreement. Without limiting the generality of the preceding sentences, the Administrator (i) at its own cost, may select and employ independent accountants acceptable to the Trustees (other than the independent public accountants referred to in clause (iii) of Section 2.2 of this Agreement and Section 2.2(d) of the Trust Agreement) to keep the financial books and records of the Trust, to prepare the financial statements of the Trust and to prepare Trust tax returns, and (ii) should the Trustees fail to do so, may select and engage attorneys acceptable to the Trustees to prepare annual, semiannual and periodical reports, notices of meetings and proxy statements, annual reports to holders of the Securities and other documents required under the Investment Company Act or the Securities Exchange Act of 1934, as amended.

                  2.4 Power of Attorney. The Trust hereby appoints the Administrator, acting through any duly appointed officer, its attorney-in-fact and agent for the purpose of performing the duties prescribed in Section 2.2(f)(iii) and 2.2(i).

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                  2.5 Delivery of Certain Documents. The Trust will deliver to the Administrator, promptly following the execution hereof: (a) a complete conformed copy of the registration statement of the Trust under the Securities Act of 1933, as amended, and the Investment Company Act, including all amendments, exhibits and schedules thereto and (b) the EDGAR access codes (Central Index Key, CIK Confirmation Code, Password and Password Modification Access Code) employed to file such registration statement.

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                                   ARTICLE III

                          COMPENSATION OF ADMINISTRATOR

                  3.1 Compensation. For services to be rendered by the Administrator pursuant to this Agreement, and for the payment of Trust expenses pursuant to Section 2.2(e) hereof, the Administrator shall receive only such fees and expenses as shall be paid to it pursuant to the terms of the Fund Expense Agreement and shall have no recourse to the assets of the Trust for the payment of any such amounts. No provision of this Administration Agreement shall require the Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  3.2 Additional Services. If and to the extent that the Trust shall request the Administrator to render services for the Trust, other than those to be rendered by the Administrator hereunder, and if the Administrator agrees to render such services, such additional services shall be compensated separately on terms to be agreed upon between the Administrator and the Trust from time to time.

                                   ARTICLE IV

                                   TERMINATION

                  4.1 Termination.

                  (a) This Agreement shall terminate immediately upon written notice of termination from the Trust to the Administrator if any of the following events shall occur:

                      (i) If the Administrator shall violate any provision of this Agreement, the Trust Agreement, or the Investment Company Act, and after notice of such

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         violation, shall not cure such default within 30 days; or

                      (ii) If the Administrator shall be adjudged bankrupt or insolvent by a court of competent juris diction, or a receiver, conservator, liquidator, or trustee for the Administrator or for all or substantially all of its property shall be appointed, or a court of competent jurisdiction shall approve any petition filed against the Administrator for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

                     (iii) If the Administrator shall institute proceedings for voluntary bankruptcy, or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver or conservator for or in respect of the Administrator or all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

                      (iv) Upon the voluntary or involuntary dissolution of the Administrator, or unless the Trust shall have given its prior written consent thereto, the merger or consolidation of the Administrator with any other entity.

                  If any of the events specified in clauses (ii), (iii) or (iv) of this Section 4.1(a) shall occur, the Administrator shall give immediate written notice thereof to the Trust.

                  (b) Notwithstanding anything to the contrary contained herein, this Agreement shall terminate immediately (i) upon termination of the Trust Agreement, (ii) upon termination of the Paying Agent Agreement, (iii) upon termination of the Collateral Agreement, (iv) upon termination of the Custodian Agreement or (v) upon the resignation or removal of the Custodian.

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                  (c) This Agreement may be terminated by either party hereto without penalty upon 60 days' prior written notice to the other party hereto; provided that neither party hereto may terminate this Agreement pursuant to this
Section 4.1(c) unless a successor Administrator shall have been appointed and shall have accepted the duties of the Administrator. If, within 30 days after notice by the Administrator to the Trustees of termination of this Agreement, no successor Administrator shall have been selected and accepted the duties of the Administrator, the Administrator may apply to a court of competent jurisdiction for the appointment of a successor Administrator.

                  4.2 Effect of Termination. The Administrator shall forthwith upon termination of this Agreement deliver to the Trustees any records or other property of the Trust then in the possession or custody of the Administrator. Any obligation to indemnify the Administrator pursuant to Section 6.6 shall survive the termination of this Agreement.

                                    ARTICLE V

                               RECORDS AND REPORTS

                  5.1 Books and Records; Inspection and Copying. The Administrator shall keep (or cause to be kept) appropriate, and reasonably detailed and accurate, books and records of all its activities pursuant to this Agreement. The Trustees shall have the right to inspect such books and records during the Administrator's normal business hours upon reasonable request, and to make copies of the same at the expense of the Trust.

                  5.2 Access to Information. The Administrator shall make available to each of the Trustees all information it receives and compiles with respect to the Contract and the Treasury Securities, the monies available to the Trust, the financial condition of the Trust and all other relevant matters concerning the Trust.

                                   ARTICLE VI

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                                  MISCELLANEOUS

                  6.1 Binding Effect. Any corporation into which the Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Administrator shall be a party, shall be the successor Administrator hereunder and under the Trust Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, provided that such corporation meets the requirements set forth in the Trust Agreement and provided further that the Trustees have given their prior written consent to the Administrator with respect to any such merger, conversion or consolidation. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  6.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the matters contained herein and supersedes all prior agreements or understandings, whether oral or written. This Agreement shall not be amended, changed, modified, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns.

                  6.3 Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing, and shall, unless some other method of giving such notice, report or other communication is accepted by the party to whom it is to be given or is required by the Trust Agreement or the Investment Company Act, be given by being mailed by U.S. first class mail, certified or registered, return receipt requested, postage prepaid, to the following addresses of the parties hereto:

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The Trust:                               Estee Lauder Automatic Common
                                         Exchange Security Trust II
                                         c/o Donald J. Puglisi,
                                         Managing Trustee
                                         Puglisi & Associates
                                         850 Library Avenue, Suite 204
                                         Newark, Delaware 19711
                                         Telephone: (302) 738-6680
                                         Telecopier: (302) 738-7210

The Administrator:                       The Chase Manhattan Bank
                                         450 West 33rd Street
                                         New York, New York 10001
                                         Attn: Collateral Management
                                                 Services
                                         Telephone: (212) 946-8584
                                         Telecopier: (212) 946-3638

                  Any party may at any time give written notice to the other party that it wishes to change its address for the purposes of this Section 6.3.

                  6.4 Applicable Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect except to the extent such law is preempted by federal law.

                  6.5 Non-assignability. This Agreement and the rights and obligations of the parties hereunder may not be assigned or delegated by either party without the prior written consent of the other party.

                  6.6 Indemnification. The Trust shall indemnify and hold the Administrator harmless from and against any loss, damages, cost or expense (including the costs of investigation, preparation for and defense of legal and/or administrative proceedings related to a claim against it and reasonable attorneys' fees and disbursements), liability or claim incurred by reason of any inaccuracy in information furnished to the Administrator by the Trust, or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, provided that the

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Administrator shall not be indemnified and held harmless from and against any such loss, damages, cost, expense, liability or claim incurred by reason of its willful misfeasance, bad faith, or gross negligence in the performance of its duties, or its reckless disregard of its duties and obligations hereunder. Such indemnity shall survive the resignation, removal or discharge of the Administrator.

                  6.7 Provisions of Law to Control. This Agreement shall be subject to the applicable provisions of the Investment Company Act and the rules and regulations of the Commission thereunder. To the extent that any provisions herein contained conflict with any applicable provisions of the Investment Company Act or such rules and regulations, the latter shall control.

                  6.8 Counterparts. This Agreement may be signed in counterparts with all counterparts constituting one and the same instrument.

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                  IN WITNESS WHEREOF the parties have hereunto executed this
Administration Agreement as of the day and year first above written.


                                     ESTEE LAUDER AUTOMATIC COMMON
                                     EXCHANGE SECURITY TRUST II

                                     ------------------------------
                                     William R. Latham III,
                                       as Trustee


                                     ------------------------------
                                     James B. O'Neill,
                                       as Trustee


                                     ------------------------------
                                     Donald J. Puglisi,
                                       as Trustee


                                     THE CHASE MANHATTAN BANK

                                     By
                                       ----------------------------
                                       Name:
                                       Title:

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